As filed with the Securities and Exchange Commission on May 30, 2007

File No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________

ULURU Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	41-2118656
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of Principal Executive Offices) (Zip Code)
____________________________________

ULURU Inc. 2006 EQUITY INCENTIVE PLAN
(Full Title of the Plan)
____________________________________

Terrance K. Wallberg
Chief Financial Officer
ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(Name and Address of Agent For Service)

(214) 905-5145
Telephone Number, Including Area Code, of Agent for Service
____________________________________

Copies to:

John J. Concannon III, Esq.
Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110-1726
(617) 951-8000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee
Common Stock, $0.001 par value	4,000,000	$4.725(1)	$18,900,000	$581

(1) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s Common Stock, $0.001 par value per share (the “Common Stock”), reported on the NASDAQ OTC Bulletin Board on May 22, 2007.  It is not known how many of these shares will be purchased or at what price.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus relating to this Registration Statement is a combined prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-141576) previously filed by the registrant on March 26, 2007, which registers 2,000,000 shares of Common Stock.  An aggregate filing fee for such prior Registration Statement in the amount of $307.00 was previously paid with respect to such shares.

______________________________________________________________________________________

EXPLANATORY NOTE

On March 26, 2007, Uluru Inc. (the “Registrant”), filed a Registration Statement on Form S-8 (File No. 333-141576) (referred to in this document as, the “First Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 2,000,000 shares of Common Stock issuable by the Registrant under the Registrant’s 2006 Equity Incentive Plan (the “Plan”).  The Registrant’s stockholders approved an amendment to the Plan at the 2007 annual meeting of stockholders on May 8, 2007 in order to increase the authorized number of shares issuable under the Plan from 2,000,000 shares to 6,000,000 shares.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 4,000,000 shares of Common Stock subject to issuance upon the granting of equity awards under the Plan at any time or from time to time after the date hereof under such Plan.  Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the First Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

ULURU Inc. (the “Registrant”) incorporates by reference the documents listed below and any future filings the Registrant will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

▪	Annual Report on Form 10-KSB for the year ended December 31, 2006;

▪	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007;

▪	Current Reports on Form 8-K filed with the SEC on February 8, 2007 and March 30, 2007 and the Current Report on Form 8-K/A filed with the SEC on April 2, 2007;

▪	all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2006; and

▪
the description of the Registrant’s common stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form SB-2 filed with the SEC under Section 12 of the Exchange Act on December 15, 2006, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

ULURU Inc.
Attn: Investor Relations
4452 Beltway Drive
Addison, Texas  75001
(214) 905-5145

Item 4.                                Description of Securities

Not applicable.

Item 5.                                Interests of Named Experts or Counsel

Not applicable.

Item 6.                                Indemnification of Directors and Officers.

The Nevada Revised Statutes and the Registrant's Articles of Incorporation and Bylaws provide that, in the case of an action not brought by or in the right of the Registrant, the Registrant may indemnify its officers and directors and certain other persons against expenses (including attorneys fees, judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. The Registrant may not, however, indemnify such persons in any such actions in which it is determined that they have not acted in good faith, did not reasonably believe their actions were in the Registrant’s best interest or, in criminal matters, had reason to believe their conduct was unlawful.

In the case of an action brought by or in the right of the Registrant, the Registrant may indemnify its officers and directors and certain other persons against expenses (including attorneys fees, judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. The Registrant may not, however, indemnify such persons in any such actions in which it is determined that they have not acted in good faith, did not reasonably believe their actions were in the Registrant’s best interest or have been found to be liable to the Registrant (unless the deciding court determines that, notwithstanding such liability, any such person is fairly entitled to indemnity in light of all relevant circumstances).

To the extent an officer, director or certain other person is successful on the merits in defense of any action referred to above, the Registrant is required to indemnify such person against any expense reasonably incurred by them in connection with the defense.

The Registrant's procedure for authorizing an indemnification claim, and certain limitations of such indemnification and advancement of expenses, are as set forth in Section 78.751 of the Nevada Revised Statutes, and are amended from time to time as such statute is amended.

The Registrant maintains directors and officers liability insurance, subject to various exclusions, with an aggregate policy limit of $10,000,000.

Item 7.                                Exemption From Registration Claimed.

Not applicable.

Item 8.                                Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit Number		Description of Document

3.1.1		Articles of Incorporation dated September 17, 1987 (1)
3.1.2		Articles of Amendment dated December 17, 1990 (1)
3.1.3		Articles of Amendment dated April 16, 1993 (1)
3.1.4		Articles of Amendment dated August 19, 1999 (1)
3.1.5		Articles of Amendment dated March 13, 2000 (1)
3.1.6		Articles of Amendment dated January 30, 2002 (1)
3.1.7		Articles of Amendment dated March 29, 2006 (2)
3.1.8		Articles of Amendment dated March 31, 2006 (2)
3.2		Bylaws (1)
4.1		ULURU Inc. 2006 Equity Incentive Plan (3)
4.2		Form of ULURU Inc. 2006 Equity Incentive Plan Incentive Stock Option Agreement (3)
4.3		Form of ULURU Inc. 2006 Equity Incentive Plan Nonstatutory Stock Option Agreement (3)
4.4		Form of ULURU Inc. 2006 Equity Incentive Plan Restricted Stock Grant Agreement (3)
4.5	**	First Amendment to ULURU Inc. 2006 Equity Incentive Plan
5.1	**	Opinion of Parr Waddoups Brown Gee & Loveless
23.1	**	Consent of Braverman International, P.C.
23.2	**	Consent of Parr Waddoups Brown Gee & Loveless (included in Exhibit 5.1)
24	**	Power of Attorney (included on the signature page of this Registration Statement)

----------------------
	(1)	Incorporated by reference to the Company’s Registration Statement on Form 10-SB filed on March 8, 2002.

	(2)	Incorporated by reference to the Company’s Form 8-K filed on March 31, 2006.

	(3)	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on March 26, 2007.

	**	Filed herewith.

Item 9.                                Undertakings.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned on May 30, 2007.

ULURU Inc.

Date: May 30, 2007	By:	/s/ Kerry P. Gray
Kerry P. Gray, Chief Executive Officer
Principal Executive Officer

Date: May 30, 2007	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg, Chief Financial Officer
Principal Accounting Officer

POWER OF ATTORNEY

We, the undersigned directors of ULURU Inc., hereby severally constitute and appoint Kerry P. Gray and Terrance K. Wallberg, and both or either one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent Registration Statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature	Title

Date: May 30, 2007	/s/ William W. Crouse
	William W. Crouse	Director

Date: May 30, 2007	/s/ Jeffrey B. Davis
	Jeffrey B. Davis	Director

Date: May 30, 2007	/s/ David E. Reese
	David E. Reese	Director

EXHIBIT INDEX

Exhibit Number		Description of Document

3.1.1		Articles of Incorporation dated September 17, 1987 (1)
3.1.2		Articles of Amendment dated December 17, 1990 (1)
3.1.3		Articles of Amendment dated April 16, 1993 (1)
3.1.4		Articles of Amendment dated August 19, 1999 (1)
3.1.5		Articles of Amendment dated March 13, 2000 (1)
3.1.6		Articles of Amendment dated January 30, 2002 (1)
3.1.7		Articles of Amendment dated March 29, 2006 (2)
3.1.8		Articles of Amendment dated March 31, 2006 (2)
3.2		Bylaws (1)
4.1		ULURU Inc. 2006 Equity Incentive Plan (3)
4.2		Form of ULURU Inc. 2006 Equity Incentive Plan Incentive Stock Option Agreement (3)
4.3		Form of ULURU Inc. 2006 Equity Incentive Plan Nonstatutory Stock Option Agreement (3)
4.4		Form of ULURU Inc. 2006 Equity Incentive Plan Restricted Stock Grant Agreement (3)
4.5	**	First Amendment to ULURU Inc. 2006 Equity Incentive Plan
5.1	**	Opinion of Parr Waddoups Brown Gee & Loveless
23.1	**	Consent of Braverman International, P.C.
23.2	**	Consent of Parr Waddoups Brown Gee & Loveless (included in Exhibit 5.1)
24	**	Power of Attorney (included on the signature page of this Registration Statement)

----------------------
	(1)	Incorporated by reference to the Company’s Registration Statement on Form 10-SB filed on March 8, 2002.

	(2)	Incorporated by reference to the Company’s Form 8-K filed on March 31, 2006.

	(3)	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on March 26, 2007.

	**	Filed herewith.